Exhibit 10.1

RIGHT TO SHARES AND WAIVER AGREEMENT

This RIGHT TO SHARES AND WAIVER AGREEMENT, dated as of July 24, 2020 (this “Agreement”) constitutes an agreement between GI Dynamics, Inc., a Delaware corporation (the “Company”), and Crystal Amber Fund Limited (the “Holder”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Note (as defined below).

WHEREAS, pursuant to that certain Note Purchase Agreement, dated as of June 15, 2017 (as amended, the “Purchase Agreement”), between the Company and the Holder, the Company issued to the Holder a senior secured convertible promissory note in the aggregate principal amount of US$5,000,000 (as amended, the “Note,” and, together with the Purchase Agreement, the “Note Documents”);

WHEREAS, in connection with the issuance of the Note, the Company and the Holder also entered into that certain Security Agreement, dated as of June 15, 2017 (the “Security Agreement”), under which the Company granted a security interest to the Holder to secure the Company’s obligations under the Note;

WHEREAS, by written notice to the Company on July 13, 2020, the Holder exercised its option under Section 2(b) of the Note (the “Conversion Option”) to convert all of the Outstanding Amount into CHESS Depositary Interests of the Company (“CDIs”), with each CDI representing 1/50th of a share of the Company’s common stock, $0.01 par value per share (“Common Stock”), and is thereby entitled to receive 2,574,873,400 CDIs (the “Conversion CDIs”), representing 51,497,468 shares of Common Stock, upon such conversion of the Note (the “Conversion”); and

WHEREAS, in connection with the Holder’s exercise of the Conversion Option, the Company has issued 1,920,085,200 Conversion CDIs, representing 38,401,704 shares of Common Stock, to the Holder in accordance with the terms of the Note Documents (the “CDI Issuance”), and in lieu of issuing the remaining 654,788,200 Conversion CDIs, representing 13,095,764 shares of Common Stock, the Company and the Holder have agreed to enter into this Agreement whereby the Company shall be obligated to issue and the Holder shall have the right to the issuance of 13,095,764 shares of Common Stock (the “Shares,” and, such right of the Holder, the “Right”), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.	Grant of Right; Issuance of Shares.

1.1.             Grant of Right in Lieu of CDIs. Upon the terms and subject to the conditions of this Agreement, and notwithstanding any provisions in the Note relating to the Conversion Option, including Section 2(b) thereof, the Company hereby grants the Right to the Holder in lieu of issuing the 654,788,200 Conversion CDIs, representing 13,095,764 shares of Common Stock, that remain issuable to the Holder in connection with the Conversion.

1.2.             Effect of Grant of Right. Immediately upon the grant of the Right pursuant to Section 1.1 hereof:

1.2.1.        The Holder shall surrender and deliver the Note to the Company for cancellation, and the CDI Issuance, together with the grant of the Right, shall be deemed the full and final consideration for the cancellation of such Note.

1.2.2.        Notwithstanding anything to the contrary in contained in the Note or otherwise, the Company’s obligations under the Note, including related contractual obligations, shall be deemed fully paid and satisfied and the Note shall automatically terminate and have no further force and effect.

1.2.3.        The Security Agreement shall be terminated in its entirety without any further action on the part of the Company or the Holder. Notwithstanding anything to the contrary in the Security Agreement, all security interests and other liens granted to or held by the Holder in the Collateral (as defined in the Security Agreement) shall be terminated, released and discharged. The Holder shall take all steps reasonably requested by the Company as may be necessary to release all security interests and other liens granted to or held by the Holder in the Collateral and hereby authorizes the Company to file any necessary UCC-3 termination statements or other documents that may be necessary or appropriate to effectuate, evidence or reflect the termination, release and discharge of the security interests and liens created by the Security Agreement and any other documents relating to the Note.

1.3.             Exercise of Right. The Right shall be automatically exercised, without any action by any party to this Agreement, immediately effective as of the time each of the following conditions have been satisfied: (i) the Company has filed its Restated Certificate (as defined below) with the Delaware Secretary of State in connection with the consummation of the Company’s anticipated financing of up to $10 million in shares of the Company’s preferred stock (the “Financing”), and (ii) the Company has been delisted from the Official List of the Australian Securities Exchange. Upon such exercise, the Company shall take all actions necessary to promptly issue the Shares to the Holder, and the Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the date of their issuance.

1.4.             Acknowledgments and Waiver.

1.4.1.        The Holder hereby acknowledges and agrees that the Company’s grant of the Right to the Holder in lieu of issuing the 654,788,200 Conversion CDIs, representing 13,095,764 shares of Common Stock, that remain issuable to the Holder in connection with the Conversion shall not be deemed to be or result in a breach of the Note Documents.

1.4.2.        The Holder further acknowledges that the Company’s authorized but unissued shares of Common Stock are not presently sufficient to allow the Company to issue the Shares. Accordingly, the Holder hereby waives its rights under the Note Documents to make any demand on the Company or otherwise seek any other remedies available to it for the Shares until such time as the Company, in connection with the consummation of the Financing, has filed its Second Amended and Restated Certificate of Incorporation (“Restated Certificate”) to increase its authorized Common Stock to an amount that is sufficient to permit the issuance of the Shares.

1.5.             Delivery of Shares. The Company shall issue the Shares in book entry form, registered in the name of the Holder, with notations regarding any applicable restrictions on transfers imposed under the Note Documents.

2.                   Certain Adjustments.

2.1.             Stock Dividends and Splits. If the Company, at any time while the Right exists: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then in each case the number of Shares issuable upon exercise of the Right shall be proportionately adjusted. Any adjustment made pursuant to this Section 2.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise cancelled, then such adjustment shall be reversed upon notice to the Holder of the termination of such proposed declaration or distribution as to any unexercised portion of the Right at the time of such rescission or cancellation) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

2.2.             Restrictions. All contractual restrictions applicable to the shares of the Company’s capital stock issuable upon conversion, as set forth in the Note Documents, shall be applicable to the Shares.

2.3.             Fundamental Transaction. If, at any time while the Right remains outstanding, (i) the Company effects any merger or consolidation of the Company with or into another person pursuant to which the Common Stock is effectively converted and exchanged, the Company effects any sale of all or substantially all of its assets in one or a series of related transactions pursuant to which the Common Stock is effectively converted and exchanged, (ii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which at least a majority of the outstanding Common Stock is tendered and exchanged for other securities, cash or property or (iii) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock) (each a “Fundamental Transaction”), then, upon any subsequent exercise of the Right, the Holder shall have the right to receive, for each Share, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of one share of Common Stock. Upon the occurrence of any such Fundamental Transaction, any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) shall succeed to, and be substituted for the Company (so that from and after the date of such Fundamental Transaction, the provisions of this Agreement referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Agreement with the same effect as if such Successor Entity had been named as the Company herein.

3.	Transfer of Right.

3.1.             Transferability. Subject to compliance with any applicable securities laws, the Right and all rights hereunder are transferable, in whole or in part, upon written assignment substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer of this Agreement delivered to the principal office of the Company or its designated agent. Upon such assignment and, if required, such payment, the Company shall enter into a new agreement with the assignee or assignees, as applicable, and this Agreement shall promptly be cancelled. The Right, if properly assigned in accordance herewith, may be exercised by a new holder for the issue of Shares without having a new agreement executed.

3.2.             Division of Rights. The Right may be divided or combined with other rights upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which such Rights are to be granted, signed by the Holder or its agent or attorney.

4.	Miscellaneous.

4.1.             Authorized Shares. The Company will take all such reasonable action as may be necessary to assure that such Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed. The Company covenants that: (i) it shall use its reasonable best efforts to fulfill the obligations listed in Section 1.3 of this Agreement as soon as reasonably practicable, and (ii) all Shares to be issued upon the exercise of the Right represented by this Agreement will, upon exercise of the automatic exercise of the Right pursuant to Section 1.3 of this Agreement, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Agreement against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of the Right and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Agreement.

Before taking any action which would result in an adjustment in the number of Shares for which the Right provides for, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

4.2.             Governing Law. The terms of this Agreement shall be construed in accordance with the laws of the State of New York, as applied to contracts entered into by New York residents within the State of New York, and to be performed entirely within the State of New York.

4.3.             Exclusive Jurisdiction. All actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in the State of New York, County of New York. The undersigned, by execution and delivery of this Agreement, expressly and irrevocably (i) consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding; and (ii) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

4.4.             Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Agreement or the Note Documents, as applicable, if the Company willfully and knowingly fails to comply with any provision of this Agreement, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

4.5.             Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature Page Follows]

In Witness Whereof, the parties have executed this Agreement as of the date first written above.

COMPANY:

GI Dynamics, Inc.

By:	/s/ Scott Schorer
Name:	Scott Schorer
Title:	President

HOLDER:

Crystal Amber Fund Limited

By:	/s/ Laurence McNairn
Name:	Laurence McNairn
Title:	Director

Executed by Crystal Amber Asset Management (Guernsey) Ltd as Investment Manager of Crystal Amber Fund Limited

[Signature Page to Right to Shares and Waiver Agreement]